EXHIBIT 10.3

AMENDMENT #1 TO THE AMENDED AND RESTATED

ASSET MANAGEMENT AGREEMENT

This Amendment (this “Amendment”) is made and effective as of June 30, 2015, and is between BROADSTONE NET LEASE, INC. (the “Corporation”), a Maryland corporation, BROADSTONE NET LEASE, LLC (the “Operating Company”), a New York limited liability company, and BROADSTONE ASSET MANAGEMENT, LLC (the “Asset Manager”), a New York limited liability company. This Amendment amends the Amended and Restated Asset Management Agreement (the “Agreement”), dated February 8, 2013, between the Corporation, the Operating Company and the Asset Manager.

In consideration of the Agreement, the agreements set forth in this Amendment, and other good and valuable consideration the receipt and sufficiency of which are hereby agreed upon, the parties hereto agree as follows:

1.	Capitalized terms not defined herein have the meanings assigned to them in the Agreement.

2.	Section 1(h) of the Agreement shall be deleted in its entirety and replaced by the following:

(h)    “Change in Control” means the failure of the Sponsors, the Sponsors’ Affiliates, Trident BRE, LLC (“Trident BRE”), a Delaware limited liability company, Affiliates of Trident BRE and employees of Broadstone Real Estate, LLC (“BRE”), a New York limited liability company and the parent of the Asset Manager, who are members of BRE, to collectively own, directly or indirectly, fifty percent (50%) or more of the outstanding membership interests of BRE.

3.	Section 1(bb) of the Agreement shall be deleted in its entirety and replaced by the following:

(bb)    “Sponsors” means Amy L. Tait and Broadstone Ventures, LLC, a New York limited liability company.

4.	Section 2(f) of the Agreement shall be deleted in its entirety and replaced by the following:

(f)     perform due diligence functions for all property acquisitions and dispositions and select and supervise all third parties necessary to assess the physical condition and other characteristics of a property, including without limitation, survey companies, title examiners, attorneys, engineers, and environmental consultants, subject to any required Board review of such acquisitions;

5.	A new Section 2(t) shall be added to the Agreement and the existing Section 2(t) redesignated as Section 2(u) and new Section 2(t) shall read in its entirety as follows:

(t)    coordinate the initial leasing of any real properties owned by the Operating Company or any Special Purpose Entity, as applicable, at the time of acquisition to the extent such acquired property is not then subject to a lease and negotiate and use its best efforts to secure executed leases from qualified tenants, and to execute same on behalf of the Operating Company and any Special Purpose Entity, as applicable, if requested, such leases to be in form and on terms approved by the Operating Company or any Special Purpose Entity, as applicable, and the Asset Manager, and hire all leasing agents, as necessary for the initial leasing of such acquired properties, and to otherwise oversee and manage the initial leasing process on behalf of the Operating Company and any Special Purpose Entity, as applicable; and

6.	New Section 10(f) shall be added to the Agreement as follows:

(f)    In exchange for acquisition services rendered, upon the acquisition of a new property on behalf of the Operating Company, the Asset Manager will receive an acquisition fee (the “Acquisition Fee”) equal to one percent (1%) of the gross purchase price paid for such acquired property, including any property contributed by a prior owner of such acquired property in exchange for membership interests in the Operating Company at the agreed upon market value; provided, however, in the event that the acquisition of a new property requires a new lease (as opposed to taking an assignment of an existing lease), such as in the case of a “sale-leaseback” transaction, the Asset Manager will receive an Acquisition Fee equal to two percent (2%) of the gross purchase price paid for such acquired property.

7.	New Section 10(g) shall be added to the Agreement as follows:

(g)    In exchange for disposition services rendered, upon the sale of any real property owned by the Operating Company or any Special Purpose Entity, as applicable, the Asset Manager will receive a disposition fee equal to one percent (1%) of the gross purchase price paid for any such disposed property.

8.	Section 13(b) of the Agreement shall be deleted in its entirety and replaced with the following:

(b)    The Asset Manager will use its best efforts to present suitable investments to the Fund consistent with the Investment Policy. If the Asset Manager or any of its Affiliates is presented with a potential investment in a property which might be made by more than one investment entity which the Asset Manager or any of its Affiliates advises or manages, the investment will first be offered to the Operating Company for acquisition, provided the Fund has adequate funds for the investment. The obligation of the Asset Manager to present any investment opportunity to the Fund as provided in this Section 13(b) shall terminate on the date a notice of termination is given as provided in Section 14(a).

9.	Section 14(a) of the Agreement shall be deleted and replaced in its entirety by the following:

(a)    Term, Termination and Termination Fee. This Agreement shall be effective on the date first above set forth and shall continue in full force and effect until December 31, 2017 (the “Initial Term”). Thereafter, this Agreement shall automatically renew for successive one (1) year periods, unless commencing on January 1, 2018, the Corporation provides the Asset Manager with written notice of termination not less than one (1) year prior to January 1 of any year of a renewal term, to be effective as of such January 1. In the event that the Corporation provides the Asset Manager with written notice of termination as provided in the immediately preceding sentence, or terminates this Agreement as provided in clause (iii) below, on the date that the Agreement terminates, the Operating Company shall pay to Asset Manager a fee equal to three (3) times the Asset Management Fee to which the Asset Manager was entitled during the twelve-month period immediately preceding the date of such termination. Notwithstanding the foregoing, this Agreement may be terminated: (i) immediately by the Independent Directors of the Corporation for Cause without incurring an obligation of the Operating Company to pay to Asset Manager the aforementioned fee; (ii) upon one (1) year’s prior written notice given at any time by Asset Manager; or (iii) by the Independent Directors, with written notice to the Asset Manager, within 30 days following a Change in Control. In the event of the termination of this Agreement, the Asset Manager will cooperate with the Operating Company and take all reasonable steps requested to assist the Fund in making an orderly transition of the advisory function.

10.	Except as specifically amended hereby, all other provisions of the Agreement are hereby reaffirmed and remain in full force and effect as written.

11.	Each of the parties hereto represents to the others that the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of such party including, without limitation, its board of directors or managers and, if applicable, members.

12.	This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be amended or waived except as set forth in writing.

13.	This Amendment may be executed in one or more counterparts, each of which will be deemed an original, and all of which together constitute one and the same Amendment, notwithstanding that each party hereto has not executed the same counterpart. A facsimile or electronic copy of this Amendment showing the signatures of each of the parties hereto, or, when taken together, multiple facsimile or electronic copies of this Amendment showing the signatures of each of the parties hereto, respectively, where such signatures do not appear on the same copy, will constitute an original copy of this Amendment requiring no further execution.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

OPERATING COMPANY:
BROADSTONE NET LEASE, INC.

By:	/s/ Amy L. Tait
Name:	Amy L. Tait
Title:	Chief Executive Officer

BROADSTONE NET LEASE, LLC

By:	Broadstone Net Lease, Inc.,
Its Managing Member

By:	/s/ Amy L. Tait
Name:	Amy L. Tait
Title:	Chief Executive Officer

ASSET MANAGER:
BROADSTONE ASSET MANAGEMENT, LLC

By:	/s/ Amy L. Tait
Name:	Amy L. Tait
Title:	Chief Executive Officer

[Signature Page to Amendment #1 to Amended and Restated Asset Management Agreement]